EXHIBIT 5(a)

                                            October 22, 2003

Pharmos Corporation
99 Wood Avenue South, Suite 311
Iselin, New Jersey 08830

Re:   Registration Statement on Form S-3
      Relating to 11,535,075 Shares of Common Stock

Gentlemen:

      You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), relating to up to 11,535,075 shares (including 5,514,705 shares that may be acquired upon exercise of certain warrants, 5,198,023 shares that may be acquired upon conversion of certain convertible debentures and 822,347 shares that may be acquired in lieu of cash payments of interest on the debentures) of Common Stock, par value $.03 per share, of Pharmos Corporation (the "Company") that the Registration Statement contemplates will be sold by certain selling security holders.

      We have reviewed copies of the Amended and Restated Articles of Incorporation of the Company (including amendments thereto), the By-laws of the Company, the Registration Statement and exhibits thereto and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

      Based upon and subject to the foregoing, we are of the opinion that the 11,535,075 shares (including 5,514,705 shares that may be acquired upon exercise of certain warrants, 5,198,023 shares that may be acquired upon conversion of certain convertible debentures and 822,347 shares that may be acquired in lieu of cash payments of interest on the debentures) of Common Stock of the Company that are being offered by the selling security holders have been duly authorized and are, or upon proper exercise of the warrants or conversion of, or payment of interest on, the debentures in accordance with their terms, will be, validly issued, fully paid and non-assessable.

      We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,


                                Ehrenreich Eilenberg & Krause LLP